Exhibit 99.1

Mercury Air Group Files Lawsuit to Stop False and
Misleading SEC Filings by Foreign Interests

Mercury Air Group Charges that Acquisitor Holdings, JO Hambro and Others Made False and/or Misleading Statements and Misused Proprietary, Confidential and Trade Secret
Information in an Attempt to Take Over the Los Angeles-Based Aviation Services Company

Los Angeles, CA (June 30, 2003) – Mercury Air Group (AMEX/PCX: MAX) announced today that on Friday it filed a lawsuit in federal court in Los Angeles against an interwoven group of predominately foreign companies alleging that they made false and/or misleading statements in SEC filings and misused proprietary, confidential and trade secret information in an attempt to take control of Mercury’s assets.

Mercury’s action names Acquisitor Holdings LLC (based in Bermuda), JO Hambro Capital Management Ltd. (England), JO Hambro Capital Management Group Ltd. (England), American Opportunity Trust PLC (England), Trident North Atlantic Fund (Cayman Islands), Executive Air Support Inc. (Texas) and Christopher Mills (London), who is believed to have a significant interest in all of the aforementioned entities, as well as other unnamed individuals and entities.

The suit alleges that the overseas interests, the Hambro Defendants, not only made false and misleading statements in their SEC filings, but also used proprietary, confidential and trade secret information, obtained by Texas-based Executive Air Support, to purchase Mercury stock and gain unfair advantage in an attempt to take over the Company’s assets.

At or about the same time that the Hambro Defendants began their rapid acquisition of stock (now, over 10%), Executive Air Support Inc. (EAS), entered confidential negotiations with Mercury Air Group for the purchase of Mercury’s Fixed Based Operations (FBOs) across the United States. As part of the negotiations, EAS signed a non-disclosure and confidentiality agreement with Mercury Air Group to conduct extensive and in-depth due diligence concerning its potential acquisition of the FBOs.

At the center of the foreign interests appears to be Christopher Mills. At Acquisitor Holdings, Christopher Mills is not only a major investor, he is also a member of the board; at JO Hambro, Mills serves as the Chief Investment Officer; at American Opportunity Trust, Mills is an investment advisor and executive director; at Trident North Atlantic Fund, Mills is a director; and most strikingly, Mills is believed to be a significant shareholder at Executive Air Support Inc. – at a threshold that would allow him to have a seat on the board of directors.

Mercury’s suit alleges that EAS was funneling proprietary, confidential and trade secret information it was gathering from Mercury to JO Hambro Group, JO Hambro Capital and/or Christopher Mills, while at the same time, the Hambro Defendants were increasing their Mercury stock holdings and failing to disclose, among other things, their insider status.

Mercury Air Group’s suit demands that the foreign entities correct their false and misleading statements to the SEC to reflect their true intentions to take over the Company’s assets. In addition, Mercury is seeking any other injunctive relief necessary to protect its shareholders’ long-term interests. Furthermore, Mercury alleges that EAS’ violation of its confidentiality agreement is a significant breach of contract and constitutes the misappropriation and misuse of confidential, proprietary and trade secret information.

“We are taking these actions to protect the long-term interests of Mercury shareholders. We won’t allow Mercury and its shareholders to be misled and victimized by these wrongful actions,” said Wayne Lovett, Senior Vice President and General Counsel of Mercury Air Group.

About Mercury Air Group
 Los Angeles-based Mercury Air Group (AMEX/PCX:MAX) provides aviation petroleum products, air cargo services and transportation, and support services for international and domestic commercial airlines, general and government aircraft and specialized contract services for the United States government. Mercury Air Group operates four business segments worldwide: Mercury Air Centers, Inc., MercFuel, Inc., Maytag Aircraft Corporation and Mercury Air Cargo, Inc. For more information, please visit www.mercuryairgroup.com.

Statements contained in this news release which are not historical facts are forward looking statements as that item is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from estimated results. Such risks and uncertainties are detailed in The Company’s filings with the Securities and Exchange Commission.